EXHIBIT 99.2

Hexcel Corporation and Subsidiaries
Net Sales by Segment and Market
For the Quarters Ended September 30, 2021 and 2020, June 30, 2021 and 2020
and the Nine-Month Periods Ended September 30, 2021 and 2020

	Unaudited
	Commercial	Space &
(In millions)	Aerospace	Defense	Industrial	Total

Third Quarter 2021
Composite Materials	$125.6	$73.5	$55.0	$254.1
Engineered Products	41.6	36.9	1.2	79.7
Total	$167.2	$110.4	$56.2	$333.8
	50%	33%	17%	100%
Second Quarter 2021
Composite Materials	$116.4	$66.0	$58.5	$240.9
Engineered Products	37.3	40.9	1.2	79.4
Total	$153.7	$106.9	$59.7	$320.3
	48%	33%	19%	100%

Third Quarter 2020
Composite Materials	$95.6	$71.9	$48.2	$215.7
Engineered Products	33.2	36.9	1.1	71.2
Total	$128.8	$108.8	$49.3	$286.9
	45%	38%	17%	100%

Second Quarter 2020
Composite Materials	$171.8	$69.4	$65.0	$306.2
Engineered Products	32.1	39.0	1.4	72.5
Total	$203.9	$108.4	$66.4	$378.7
	54%	29%	17%	100%

Year to date September 30, 2021
Composite Materials	$354.5	$214.3	$163.4	$732.2
Engineered Products	114.0	114.7	3.5	232.2
Total	$468.5	$329.0	$166.9	$964.4
	49%	34%	17%	100%

Year to date September 30, 2020
Composite Materials	$567.6	$214.5	$178.3	$960.4
Engineered Products	128.0	114.3	3.9	246.2
Total	$695.6	$328.8	$182.2	$1,206.6
	58%	27%	15%	100%